Subsidiaries of SUN BANCORP, INC.
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     The following table sets forth the subsidiaries of the Registrant at
December 31, 1997.  Each subsidiary is wholly-owned by the Registrant.


             Name                           Organized Under the Laws of
            ------                         -----------------------------

Sun Bank                                     The State of Pennsylvania
    Selinsgrove, PA

SUN Life Insurance Company                   The State of Arizona
    Phoenix, AZ